UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2007
NATURAL HEALTH TRENDS CORP.
(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

2050 Diplomat Drive Dallas, TX		75234

(Address of principal executive offices)		(Zip Code)
Company’s telephone number, including area code (972) 241-4080

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Severance Agreement - Stephanie Hayano
Severance Agreement - Gernot Senke
Press Release

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 31, 2006, Natural Health Trends Corp. (the “Company”) entered into an employment letter agreement with Stephanie Hayano pursuant to which Ms. Hayano agreed to serve as the President and Chief Executive Officer of the Company and to serve on the Company’s Board of Directors. Effective February 21, 2007, Ms. Hayano resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. In exchange for a general release of all claims against the Company, the Company agreed to (i) continue to pay Ms. Hayano’s salary for a period of 12 months, less any amounts paid, due or promised to her as compensation from third parties during that period, (ii) pay her the $62,500 bonus for fiscal year 2006 due to her under the employment letter agreement with the Company, and (iii) give her a limited release of claims arising from or related to facts within the knowledge of the Company’s Board of Directors, executive management, or general counsel.
On January 3, 2007, the Company entered into a letter agreement with Gernot Senke pursuant to which Mr. Senke agreed to serve as the Chief Operating Officer of the Company commencing on February 12, 2007. Effective February 21, 2007, Mr. Senke resigned as the Chief Operating Officer. In exchange for a general release of all claims against the Company, the Company has agreed to pay severance to Mr. Senke for up to twelve months.
On February 21, 2007, the Board of Directors appointed (i) Chris Sharng, previously Executive Vice President and Senior Financial Officer, to the position of President of the Company and (ii) Timothy S. Davidson, previously Chief Accounting Officer, to the position of Senior Vice President, Chief Financial Officer, and Principal Financial and Accounting Officer. Curtis Broome, President of NHT Global overseeing all of the Company’s markets, is designated as an executive officer of the Company.
Item 8.01 Other Events
On February 19, 2007, the Company accepted the resignations of Colin J. O’Brien and Terrence M. Morris from the Company’s Board of Directors. The Company is actively seeking new directors to fill the recent vacancies on its Board of Directors. The Company also engaged Mr. Morris as a consultant to assist the Company with general business matters through December 31, 2007 at a monthly cost of $3,500 per month.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

10.1	Severance Agreement between Natural Health Trends Corp. and Stephanie Hayano dated as of February 21, 2007.

10.2	Severance Agreement between Natural Health Trends Corp. and Gernot Senke dated as of February 21, 2007.

99.1	Press release of the Company dated February 26, 2007.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.

Date: February 26, 2007
	By:	/s/ Chris Sharng

Name: Chris Sharng
Title: President

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EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement between Natural Health Trends Corp. and Stephanie Hayano dated as of February 21, 2007.

10.2	Severance Agreement between Natural Health Trends Corp. and Gernot Senke dated as of February 21, 2007

99.1	Press release of the Company dated February 26, 2007.

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